EXECUTION

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                                CREDIT AGREEMENT

                           Dated as of March 31, 2005

                                     between

                                 FIND/SVP, INC.,
                                as the Borrower,

                 FLEET NATIONAL BANK, A Bank of America company,
                                  as the Lender

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

                                TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS..................................1
   1.01.    Defined Terms....................................................1
   1.02.    Other Interpretive Provisions.  ................................24
   1.03.    Accounting Terms.  .............................................25
   1.04.    Rounding.  .....................................................25
   1.05.    Times of Day.  .................................................26

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS...........................26
   2.01.    Revolving Credit Loans and Term Loan............................26
   2.02.    Borrowings, Conversions and Continuations of Loans..............27
   2.03.    Prepayments.....................................................28
   2.04.    Termination or Reduction of Commitments.........................35
   2.05.    Repayment of Loans..............................................35
   2.06.    Interest........................................................35
   2.07.    Fees............................................................36
   2.08.    Computation of Interest and Fees.  .............................36
   2.09.    Evidence of Debt.  .............................................37
   2.10.    Payments Generally..............................................37

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY.........................37
   3.01.    Taxes...........................................................37
   3.02.    Illegality.  ...................................................38
   3.03.    Inability to Determine Rates....................................39
   3.04.    Increased Costs; Reserves on LIBOR Loans........................39
   3.05.    Compensation for Losses.  ......................................40
   3.06.    Mitigation Obligations.  .......................................41
   3.07.    Survival.  .....................................................41

ARTICLE IV. CONDITIONS PRECEDENT TO Credit Extensions.......................41
   4.01.    Conditions of Initial Loans. ...................................41
   4.02.    Conditions to all Credit Extensions.  ..........................44

ARTICLE V. REPRESENTATIONS AND WARRANTIES...................................45
   5.01.    Existence, Qualification and Power; Compliance with Laws.  .....45
   5.02.    Authorization; No Contravention.  ..............................45
   5.03.    Governmental Authorization; Other Consents......................45
   5.04.    Binding Effect.  ...............................................46
   5.05.    Financial Statements; No Material Adverse Effect................46
   5.06.    Litigation......................................................47
   5.07.    No Default.  ...................................................47
   5.08.    Ownership of Property; Liens.  .................................47
   5.10.    Insurance.  ....................................................47
   5.11.    Taxes.  ........................................................47
   5.12.    ERISA Compliance................................................48

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                              Table of Contents
                                 (Continued)
                                                                          Page
                                                                          ----

   5.13.    Subsidiaries; Equity Interests.  ...............................48
   5.15.    Disclosure. ....................................................49
   5.16.    Compliance with Laws.  .........................................49
   5.18.    Condition of Assets.  ..........................................49
   5.19.    ARC Acquisition.  ..............................................49
   5.20.    Signia Acquisition..............................................50

ARTICLE VI. AFFIRMATIVE COVENANTS...........................................51
   6.01.    Financial Statements............................................51
   6.02.    Certificates; Other Information.................................52
   6.03.    Notices.  ......................................................53
   6.04.    Payment of Obligations..........................................54
   6.05.    Preservation of Existence, Etc..................................54
   6.06.    Maintenance of Properties.......................................54
   6.07.    Maintenance of Insurance.  .....................................54
   6.08.    Compliance with Laws............................................54
   6.09.    Books and Records...............................................54
   6.10.    Inspection Rights...............................................55
   6.11.    Use of Proceeds.................................................55
   6.12.    Additional Subsidiaries.........................................55

ARTICLE VII. NEGATIVE COVENANTS.............................................55
   7.01.    Liens...........................................................55
   7.02.    Investments.....................................................56
   7.03.    Indebtedness....................................................58
   7.05.    Dispositions....................................................58
   7.06.    Restricted Payments.............................................59
   7.07.    Change in Nature of Business....................................59
   7.08.    Transactions with Affiliates....................................59
   7.09.    Burdensome Agreements...........................................60
   7.10.    Use of Proceeds.................................................60
   7.11.    Financial Covenants.............................................61
   7.13.    Amendments, Etc. of Certain Agreements; Double Negative Pledge..61
   7.14.    Accounting Changes..............................................62
   7.15.    Swap Contracts..................................................62
   7.16.    Formation of Subsidiaries.......................................62
   7.18.    Nature of Business; Name Changes................................62

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES................................62
   8.01.    Events of Default...............................................65
   8.03.    Application of Funds............................................65

ARTICLE IX. COLLATERAL SECURITY.............................................66
   9.01.    Collateral Security.............................................66

ARTICLE X. MISCELLANEOUS....................................................66
   10.01.   Amendments, Etc.................................................66
   10.02.   Notices; Effectiveness; Electronic Communication................66

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                              Table of Contents
                                 (Continued)

                                                                          Page
                                                                          ----

   10.03.   No Waiver; Cumulative Remedies..................................68
   10.05.   Payments Set Aside..............................................69
   10.06.   Successors and Assigns..........................................70
   10.07.   Treatment of Certain Information; Confidentiality...............71
   10.08.   Right of Setoff.................................................72
   10.09.   Interest Rate Limitation........................................72
   10.10.   Counterparts; Integration; Effectiveness........................72
   10.12.   Severability....................................................73
   10.13.   Governing Law; Jurisdiction; Etc................................73
   10.14.   Waiver of Jury Trial............................................74
   10.15.   USA PATRIOT Act Notice..........................................74
   10.16.   Time of the Essence.............................................74
   10.17.   Arbitration.....................................................74

SCHEDULES

1.01  High Concentration Account Debtors
5.05  Supplement to Interim Financial Statements
5.11  Taxes
5.13  Subsidiaries; Other Equity Investments; Equity Interests in the Borrower
5.17  Intellectual Property Matters
5.19  Earnout Obligations
7.01  Existing Liens
7.03  Existing Indebtedness

EXHIBITS

Form of
A     Loan Notice
B     Revolving Credit Note
C     Term Note
D     Compliance Certificate
E     Borrowing Base Certificate
F     Security Agreement
G     Guaranty
H     Opinion

                                                                       EXECUTION

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT ("Agreement") is entered into as of March 31, 2005 between FIND/SVP, INC., a New York corporation (the "Borrower") and FLEET NATIONAL BANK, a Bank of America company (together with its affiliates, successors and assigns, the "Lender").

      WHEREAS, pursuant to a Stock Purchase Agreement, dated as of March 14, 2005 (the "ARC Purchase Agreement") by and among Peter Hooper and the Borrower, pursuant to which the Borrower is acquiring on or before the Closing Date the capital stock and business of Atlantic Research & Consulting, Inc., a Massachusetts corporation ("ARC") (the "ARC Acquisition");

      WHEREAS, pursuant to a Stock Purchase Agreement, dated as of March 14, 2005 (the "Signia Purchase Agreement") by and among Douglas House and the Borrower, pursuant to which the Borrower is acquiring on or before the Closing Date the capital stock and business of Signia Partners Incorporated, a District of Columbia corporation ("Signia") (the "Signia Acquisition");

      WHEREAS, the Borrower has requested the Lender make available a revolving credit facility in an amount not to exceed $4,500,000 and to make a term loan to the Borrower in the aggregate principal amount of up to $4,500,000, which term loan and which revolving credit facility (or a portion thereof) will be used to partially fund the consideration payable pursuant to the ARC Purchase Agreement and the Signia Purchase Agreement, together with certain fees and expenses payable in connection therewith, and which revolving credit facility will also be used for working capital needs and general business purposes; and

      WHEREAS, the Lender has agreed to make available to the Borrower a revolving credit facility and term loan upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Accounts" shall mean those accounts arising out of the sale or lease of goods or the rendition of services by the Borrower.

      "Acquisition" with respect to any Person shall mean the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Equity Interests of any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or division or segment of any other Person, or (iii) any property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

      "Acquisition   Documents"  means  collectively,   the  Signia  Acquisition
Documents and the ARC Acquisition Documents.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Agreement" means this Credit Agreement.

      "Aggregate Commitment" means the $4,500,000 Revolving Credit Commitment and the $4,500,000 Term Commitment.

      "Applicable Rate" means a per annum rate equal to:

      (a) with respect to Revolving Credit Loans:

            (i) with respect to Base Rate Loans, 0.75%, and after the Reduction Event, 0.50%;

            (ii) with respect to LIBOR Loans and Letters of Credit, 2.75%, and after the Reduction Event, 2.50%; and

            (iii) with respect to the commitment fee, 0.375%.

      (b) with respect to the Term Loan:

            (i) with respect to Base Rate Loans, 1.00% and after the Reduction Event, 0.75%; and

            (ii) with respect to LIBOR Loans, 3.00%, and after the Reduction Event, 2.75%.

      "Approved Bank" shall mean any bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating from (i) Standard & Poor's is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof.

      "ARC" has the meaning specified in the recitals hereto.

      "ARC Acquisition" has the meaning specified in the recitals hereto and shall mean the acquisition by the Borrower of ARC in a manner in all respects satisfactory to the Lender.

      "ARC Acquisition Documents" shall mean collectively, (i) the ARC Purchase Agreement and (ii) all other documents executed in connection therewith, as each may be amended, supplemented or otherwise modified.

      "ARC Assets" shall mean the assets and business of ARC being acquired in the ARC Acquisition.

      "ARC Business" shall mean ARC's current operating business, which, together with the ARC Assets and certain liabilities related thereto (other than liabilities under the Loan Documents), is to be transferred to, and assumed by, the Borrower on the Effective Date.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrowing" means a Revolving Credit borrowing or a borrowing of the Term Loan.

      "Borrowing Base" shall mean:

      (a) for the period commencing with the month ending April 30, 2005 through and including the end of the Borrower's first fiscal quarter in 2006, 75% of the Borrower's and each Material Subsidiary's Eligible Accounts Receivable from time to time outstanding less reserves with respect to such Accounts which the Lender may deem necessary in its sole discretion (the "Revolver Borrowing Base"); and

      (b) thereafter, for the period commencing with the Borrower's second quarter of fiscal year 2006, 75% of the Borrower's and each Material Subsidiary's Eligible Accounts Receivable from time to time outstanding less reserves with respect to such Accounts which the Lender may deem necessary in its sole discretion.

      "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit E hereto.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender's Office is located and, if such day relates to any LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

      "Capital Stock" shall mean, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

      "Capitalized Lease" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

      "Capitalized Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in full support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) the Lender or
(y) any Approved Bank, in any such case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with an unsecured non-credit supported short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's or at least P-1 or the equivalent by Moody's, or guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A-2, or the equivalent, by Standard & Poor's or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's, (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above, and (vi) such other accounts as may be approved by the Lender in its sole discretion.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means an event or series of events by which:

      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

      (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

      (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities.

      "Closing  Date"  means  the first  date all the  conditions  precedent  in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986.

      "Collateral"   shall  mean  the  collateral   described  in  the  Security
Documents, as summarized in Article 9 hereof.

      "Commitment" shall mean the Revolving Credit Commitment and/or the Term Commitment.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

      "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum of (A) (a) an amount equal to Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expenses, (iv) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) non-cash stock compensation expenses, and (vi) the Series A Preferred Stock Dividends and minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period; plus (B) for the Signia Acquisition and the ARC Acquisition, the pro forma effect (i.e. assuming that the applicable acquisition was consummated at the beginning of such period) on Consolidated EBITDA for such period of the Signia Acquisition and the ARC Acquisition during the most recent twelve month period preceding the date of determination, but solely for the number of months immediately preceding the consummation of the applicable acquisition, which number equals twelve (12) less the number of months following the consummation of the applicable acquisition to such date of determination (as reflected in the audited financial statements covering the applicable target company (or applicable business thereof), prepared by an independent certified public accountant of recognized national standing acceptable to the Lender, or if such audited financial statements are not available, then at the request of the Lender, as reflected in financial statements covering such company (or business), examined by an independent certified public accountant of recognized national standing acceptable to the Lender).

      "Consolidated Funded Debt" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum, without duplication, of (I)(a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness,
(c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) all Earnout Obligations (to the extent reasonably determined likely to be due and payable), (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any Subsidiary, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary; plus (II) for the Signia Acquisition and the ARC Acquisition, the pro forma effect (i.e. assuming that the applicable acquisition was consummated at the beginning of such period) on Consolidated Funded Debt for such period of the Signia Acquisition and the ARC Acquisition during the most recent twelve month period preceding the date of determination, but solely for the number of months immediately preceding the consummation of the applicable acquisition, which number equals twelve (12) less the number of months following the consummation of the applicable acquisition to such date of determination (as reflected in the audited financial statements covering the applicable target company (or applicable business thereof), prepared by an independent certified public accountant of recognized national standing acceptable to the Lender, or if such audited financial statements are not available, then at the request of the Lender, as reflected in financial statements covering such company (or business), examined by an independent certified public accountant of recognized national standing acceptable to the Lender).

      "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of Capitalized Lease Obligations allocable to interest expense.

      "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

      "Consolidated Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (A) (i) Shareholders' Equity of the Borrower and its Subsidiaries on that date (as indicated on the Borrower's financial statements prepared in accordance with GAAP and delivered in accordance with Sections 7.2 and 7.3 herein), and (ii) redeemable capital (common and preferred) stock (as indicated on the Borrower's financial statements prepared in accordance with GAAP and delivered in accordance with Sections 7.2 and 7.3 herein).

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 4% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 4% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 4% per annum.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (for the avoidance of doubt, such term (and the corresponding Section 7.05) does not refer to or limit issuance or sales of Equity Interests issued by the Borrower.

      "Dollar" and "$" mean lawful money of the United States.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

      "Earnout Obligations" means the amount of all earnouts and other payments owing to Persons, whether direct or contingent, arising in respect of the Signia Acquisition, the ARC Acquisition, the Guideline Acquisition and each other Acquisition expressly permitted by the Lender, on such terms as are set forth in their respective purchase agreements and as more fully described in Schedule
5.19 hereto.

      "Eligible Accounts Receivable" shall mean those Accounts of the Borrower and the Material Subsidiaries (i) which have been outstanding for not more than ninety (90) days from the original invoice date, and (ii) have been validly assigned to the Lender and comply with all of the terms, conditions, warranties and representations made to the Lender under this Agreement and the other Loan Documents; but Eligible Accounts Receivable shall not include the following: (a) Accounts with respect to which the Account Debtor is an officer, director, employee, or agent of the Borrower or an Affiliate of the Borrower; (b) Accounts which represent a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis; (c) Accounts with respect to which the Account Debtor is not domiciled in the United States of America unless such Account is fully secured by an irrevocable letter of credit acceptable to the Lender and assigned to the Lender; (d) Accounts with respect to which the sale is on an installment sale, lease or other extended payment basis; (e) Accounts with respect to which the Account Debtor is a federal, state, local or foreign governmental authority unless such governmental authority is the United States of America or any department, agency or instrumentality of the United States, and the Borrowers comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 203 et seq.);
(f) all Accounts owing by any Account Debtor if fifty percent (50%) or more of the Accounts due from such Account Debtor are deemed not to be Eligible Accounts hereunder; (g) Accounts with respect to which the Account Debtor is a Subsidiary of, Affiliate of, or has common officers or directors with the Borrower; (h) Accounts with respect to which the Lender does not for any reason have a perfected first priority Lien; (i) Accounts with respect to which the Borrower or a Subsidiary is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to the Borrower or a Subsidiary, to the extent of such Borrower's or Subsidiary's existing or potential liability to such Account Debtor; (j) Accounts with respect to which the Account Debtor has disputed any liability, or the Account Debtor has made any claim with respect to any other Account due to the Borrower or a Subsidiary, or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the Account Debtor; (k) that portion of the Accounts owed by any single Account Debtor which exceeds ten percent (10%) of all of the Accounts, except that with respect to Accounts owed by the account debtor(s) listed on Schedule 1.01 hereto, the ineligible portion shall be that portion which exceeds fifteen percent (15%) of all the Accounts; (l) that portion of any Accounts representing late fees, service charges or interest, but only to the extent of such portion; (m) Accounts with respect to which the
Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or a Subsidiary to seek judicial enforcement in such State of payment of such Account, unless the Borrower or such Subsidiary has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; (n) Accounts owed by any Account Debtor which is insolvent or is the subject of an insolvency proceeding; (o) that portion or any Account which is evidenced by a promissory note or other instrument or by chattel paper; and (p) any and all Accounts of an Account Debtor whose creditworthiness is not satisfactory to the Lender in its sole credit judgment based on information available to the Lender; provided, however, that notwithstanding anything to the contrary contained herein, the Lender agrees that Eligible Accounts Receivable shall include earned retainers as well as that portion of any retainers that are considered unearned by virtue of the fact that they are paid to the Borrower (or its Material Subsidiaries) in advance (on an annual or other periodic basis) pursuant to a service contract. References to percentages of all Accounts are based on dollar amount of Accounts, and not number of Accounts.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for the applicable period of determination (any period of four fiscal quarters), the amount by which (A) Consolidated EBITDA for the period of determination, minus the sum of (i) Federal, State and local income taxes payable in cash during the period of determination, (ii) unfunded capital expenditures during the period of determination, (iii) the current portion of long term debt paid or scheduled to have been paid during the twelve month period immediately preceding the last day of the period of
determination,   (iv)  Capitalized  Lease  Obligations   during  the  period  of
determination, (v) Consolidated Interest Charges during the period of determination, (vi) Earnout Obligations and any other permitted dividends and distributions paid during the period of determination, (vii) voluntary prepayments hereunder solely to the extent they are applied to the Term Loan, and (viii) the Guideline Redemption, if any; exceeds (B) the 1.25 to 1.00 Fixed Charge Coverage Ratio for such period of determination.

      "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located.

      "Existing Credit Agreements" means (a) that certain line of credit documentation between the Borrower and JPMorgan Chase Bank; and (b) that certain line of credit documentation between Signia and Cardinal Bank Dulles, NA.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Lender.

      "Find.Com" means Find.Com, LLC, a Delaware limited liability company, which is a joint venture owned in part by the Borrower, as more fully described in item #1 of Schedule 7.02 hereto.

      "Fixed Charge Coverage Ratio" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for the applicable period of determination (any period of four fiscal quarters), the ratio of (A) Consolidated EBITDA for the period of determination, minus Federal, State and local income taxes payable in cash during the period of determination, minus unfunded capital expenditures during the period of determination, to (B) the sum of (i) the current portion of long term debt paid or scheduled to have been paid during the twelve month period immediately preceding the last day of the period of determination, plus (ii) Capitalized Lease Obligations during the period of determination, plus (iii) Consolidated Interest Charges during the period of determination, plus (iv) Earnout Obligations and any other permitted dividends and distributions paid during the period of determination, other than the Guideline Earnout.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means, collectively, each of the direct or indirect Material Subsidiaries of the Borrower, including, without limitation, Signia and ARC (whether or not they constitute a Material Subsidiary).

      "Guaranty" means the Guaranty made by the Guarantors in favor of the Lender, substantially in the form of Exhibit F.

      "Guideline Acquisition" means the acquisition of all of the capital stock of Guideline Research Corp. pursuant to the Guideline Acquisition Agreement.

      "Guideline Acquisition Agreement" means that certain Stock Purchase Agreement dated as of April 1, 2003, among the Borrower, David Walke, Guideline Research Corp., Jay L. Friedland and Robert La Terra.

      "Guideline Earnout" means the Two Year Deferred Consideration Amount (as defined in the Guideline Acquisition Agreement) due and payable to Jay L. Friedland and Robert La Terra pursuant to the terms and conditions of the Guideline Acquisition Agreement, as the same is more fully described in the second bullet point paragraph on the third page of Schedule 5.19.

      "Guideline Redemption" means the reacquisition of Consideration Shares (as defined in the Guideline Acquisition Agreement) by the Borrower upon demand of Jay L. Friedland and Robert La Terra pursuant to the terms and conditions of
Section 2.6 of the Guideline Acquisition Agreement, as the same is more fully described in item 4 of Part (c) of Schedule 5.13.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) capital leases and Synthetic Lease Obligations;

            (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

            (h) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitees" has the meaning specified in Section 10.04(b).

      "Installment Payment Date" means any date on which all or any portion of the principal amount of a Term Loan is due and payable.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each calendar month and the Maturity Date; and (c) as to the Term Loan, on each Installment Payment Date therefore.

      "Interest Period" means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (iii) no Interest Period with respect to a Revolving Credit Loan shall extend beyond the Revolving Credit Maturity Date and no Interest Period with respect to the Term Loan shall extend beyond the Term Maturity Date; and

            (iv) no portion of the Term Loan shall be continued as or converted into a LIBOR Loan with an Interest Period which extends beyond an Installment Payment Date if, after giving effect to the continuation or conversion of such LIBOR Loan, the amount payable on any Installment Payment Date would exceed the sum of (i) the aggregate principal amount of the outstanding portion of the Term Loan constituting LIBOR Loans with Interest Periods ending prior to such Installment Payment Date and (ii) the aggregate outstanding portion of the Term Loan constituting Base Rate Loans.

      "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower's internal controls over financial reporting, in each case as described in the Securities Laws.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IP Rights" has the meaning specified in Section 5.17.

      "IRS" means the United States Internal Revenue Service.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Issuer" means the Lender, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto.

      "Lender's Office" means the Lender's address as set forth in Section 10.02 hereof or such other address as the Lender may from time to time notify to the Borrower.

      "Lending Office" means, as to the Lender, the office or offices of the Lender as the Lender may from time to time notify the Borrower.

      "Letter of Credit" means any standby letter of credit issued hereunder.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is seven days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

      "Letter of Credit Sublimit" means an amount equal to $500,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitment.

      "LIBOR" shall mean, as applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m.(London Time), on the day that is two (2) Business Days prior to the beginning of such Interest Period. If both the Dow Jones Market Service and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for the date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Loan. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve
Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

      "LIBOR Loan" means a Loan that bears interest at a rate based on LIBOR.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan"  means an  extension  of credit by a Lender to the  Borrower  under
Article II in the form of a Revolving Credit Loan or a Term Loan.

      "Loan Documents" means this Agreement, each Note, the Security Documents, each Issuer Document, the Guaranty, and each other document, agreement and instrument executed in connection herewith or therewith or in connection with or pursuant to any of the foregoing.

      "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to
Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Loan Parties" means, collectively, the Borrower and each Guarantor.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Material Agreements" shall mean collectively, the ARC Acquisition Documents and the Signia Acquisition Documents and the Guideline Acquisition Agreement, as each may be amended, supplemented or otherwise modified from time to time.

      "Material Subsidiary" shall mean each Subsidiary of the Borrower, which for the four most recently completed fiscal quarters of the Borrower accounted for more than four percent (4%) of total revenues of the Borrower and its Subsidiaries on a consolidated basis and/or more than four percent (4%) of total assets of the Borrower and its Subsidiaries on a consolidated basis; provided, that notwithstanding the foregoing, each of Signia and ARC shall, for all purposes hereof, be a Material Subsidiary; and provided, further, that, except for that portion of the thirty (30) day grace period utilized in order for the Borrower to be in compliance with Section 6.12 with respect to any Material Subsidiary, at no time shall there be Subsidiaries of the Borrower that are not Material Subsidiaries if, for the four most recently completed fiscal quarters of the Borrower, such Subsidiaries that are not deemed or designated by the Borrower as Material Subsidiaries, account in the aggregate for more than ten percent (10%) of total revenues of the Borrower and its Subsidiaries on a consolidated basis and/or more than ten percent (10%) of total assets of the Borrower and its Subsidiaries on a consolidated basis.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Net Proceeds" shall mean with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non?cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, (b) net of the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties in connection with such event, including legal, accounting, banking and underwriting expenses, fees, discounts, commissions and other issuance expenses, (ii) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction), the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than the Revolving Credit Loans) secured by such asset or otherwise subject to mandatory payment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower); provided, however, that, with respect to any casualty or other insured damage or condemnation or similar proceeding, if the Borrower shall deliver a certificate of its chief financial officer to the Lender at the time of such casualty or other insured damage or condemnation setting forth the Borrower's intent to use the proceeds of such casualty or other insured damage or condemnation to replace or repair the assets that are the subject of such casualty or other insured damage or condemnation with other assets to be used in the same line of business within 180 days of receipt of such proceeds and no Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed Net Proceeds.

      "Note" means a promissory note made by the Borrower in favor of the Lender evidencing Loans made by the Lender, including the Revolving Credit Note and the Term Note.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or any Swap Contracts of the Borrower to which the Lender or its Affiliate is a party whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include
(a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) any amounts owing to the Lender or any Affiliate of the Lender in respect of any cash management or treasury management arrangements provided to the Loan Parties, (c) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Lender may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party, and (d) any other obligations arising out of or under, based upon or relating to the Loan Documents or any Swap Contracts of the Borrower to which the Lender or its Affiliate is a party.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means (i) with respect to Revolving Credit Loans and the Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and the Term Loan, as the case may be, occurring on such date, and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

      "Participant" has the meaning specified in Section 10.06(c).

      "PBGC" means the Pension Benefit Guaranty Corporation. "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in
Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Petra Series A Preferred Stock Dividend" means the dividends payable to holders of Series A Preferred Stock of the Borrower pursuant to the terms and conditions of the Certificate of Incorporation of the Borrower, as more fully described in item #1 of Schedule 7.06.

      "Petra Series A Preferred Stock Redemption" means the reacquisition of the Series A Preferred Stock of the Borrower pursuant to the terms and conditions of the Certificate of Incorporation of the Borrower, as more fully described in item #5 of Part (c) of Schedule 5.13.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Prepayment/Reduction Event" shall mean any of the following events:

      (i) any sale, transfer, lease or other Disposition (including pursuant to a sale and leaseback transaction) of any property of the Borrower or any Subsidiary of the Borrower or any other Loan Party, other than (i) Dispositions expressly permitted by this Agreement (including the Disposition described in Section 7.05(g)) and (ii) Dispositions resulting in aggregate Net Proceeds not exceeding $500,000 during any fiscal year of the Borrower; and/or

      (ii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary of the Borrower or any other Loan Party, other than casualties, insured damage or takings resulting in aggregate Net Proceeds not exceeding $500,000 during any fiscal year.

      "Property" shall mean all types of real, personal, tangible, intangible or mixed property.

      "Reduction Event" means an event by which the Lender shall reduce the Applicable Rate for Base Rate Loans and LIBOR Loans effective on May 1, 2006, if and only if the Lender has determined, in its sole and absolute discretion, that each of the following conditions have been satisfied: (i) during the period from the Closing Date through and including March 31, 2006, the aggregate Outstanding Amount of the Revolving Credit Loans, plus the Outstanding Amount of all L/C Obligations for such period, whenever calculated, did not exceed the Revolver Borrowing Base (it being understood that if any inadvertent overadvance occurs during such period, a Reduction Event shall not be prohibited so long as the
Borrower  takes  immediate   corrective   action  in  compliance  with  Sections
2.04(b)(i) and (b)(ii)); and (ii) at all times during the period from the Closing Date through and including March 31, 2006, and during any subsequent period through the time of the Lender's determination and notice to the Borrower of the existence of a Reduction Event, no Default or Event of Default shall have occurred or be continuing.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Person thereof).

      "Revolver Borrowing Base" has the meaning specified in the definition of Borrowing Base.

      "Revolving Credit Availability Period" means the period from and including the Closing Date to the earliest of (a) the Revolving Credit Maturity Date, (b) the date of termination of the commitment of the Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

      "Revolving Credit Borrowing" means a Borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by the Lender pursuant to Section 2.01.

      "Revolving Credit Commitment" means the obligation of the Lender to make Revolving Credit Loans to the Borrower (and the L/C Issuer to issue Letters of Credit) as such commitment is described in Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed $4,500,000, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Revolving Credit Loan" has the meaning specified in Section 2.01(a).

      "Revolving Credit Maturity Date" means the third anniversary of the Closing Date.

      "Revolving Credit Note" means any Note evidencing a Revolving Credit Loan, which Note shall be substantially in the form attached hereto as Exhibit B.

      "Rolling Four Quarters" shall mean the consecutive twelve-month period computed from the last day of the most recent fiscal quarter to the day 12 months prior to such last day.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Security Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities Exchange Commission or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

      "Security Agreement" shall mean one or more Security Agreements between each Loan Party and the Lender, as the same may be amended, supplemented or otherwise modified from time to time.

      "Security Documents" shall mean collectively, (i) upon the execution and delivery thereof, a Security Agreement delivered by each Loan Party, the Uniform Commercial Code financing statements, and (ii) all documents executed or delivered in connection with any of the foregoing.

      "Shareholders'   Equity"   means,   as  of  any  date  of   determination,
consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

      "Signia" has the meaning specified in the recitals hereto.

      "Signia Acquisition" has the meaning specified in the recitals hereto and shall mean the acquisition by the Borrower of Signia in a manner in all respects satisfactory to the Lender.

      "Signia  Acquisition  Documents" shall mean  collectively,  (i) the Signia
Purchase   Agreement  and  (ii)  all  other  documents  executed  in  connection therewith, as each may be amended, supplemented or otherwise modified.

      "Signia Assets" shall mean the assets and business of Signia being acquired in the Signia Acquisition.

      "Signia Business" shall mean Signia's current operating business, which, together with the Signia Assets and certain liabilities related thereto (other than liabilities under the Loan Documents), is to be transferred to, and assumed by, the Borrower on the Effective Date.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower, and shall include Signia and ARC (with all financial statements and covenants with respect to Signia and ARC given pro forma effect), but shall not refer to or include Find.Com so long as the Disposition in Section 7.05(g) hereof is consummated as described therein.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Term Loan" has meaning specified in Section 2.01(b).

      "Term Loan Commitment" means the obligation of the Lender to make the Term Loan to the Borrower on the Closing Date as such commitment is described in
Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed $4,500,000, as such amount may be adjusted from time to time in accordance with this Agreement..

      "Term Maturity Date" means the date that is five years after the making of such Term Loan.

      "Term Note" means the Note evidencing the Term Loan, which Note shall be substantially in the form of Exhibit C.

      "Threshold Amount" means $500,000.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Transaction Documents" shall mean collectively, the Loan Documents and the Acquisition Documents.

      "Type" means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03. Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (a) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      1.06. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01. Revolving Credit Loans and Term Loan.

      (a) Subject to the terms and conditions set forth herein and except as set forth in Section 2.01(c) hereof, the Lender agrees to make revolving credit loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day during the Revolving Credit Availability Period of which the aggregate principal amount of Revolving Credit Loans at any one time outstanding shall not exceed the lesser of (x) (i) when applicable, the Revolver Borrowing Base, or (ii) at all other times, the Borrowing Base less the then outstanding principal amount of the Term Loan, or (y) $4,500,000, as such amount may be reduced as provided in this Agreement (the "Revolving Credit Commitment"); provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitment, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans, plus the Outstanding Amount of all L/C Obligations shall not exceed the Revolving Credit Commitment. During the Revolving Credit Availability Period, the Borrower may use the Revolving Credit Commitment for obtaining Revolving Credit Loans by borrowing, paying, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof. Revolving Credit Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

      (b) Subject to the terms and conditions set forth herein, the Lender agrees to make a single term loan to the Borrower on the Closing Date, in an amount equal to the Term Loan Commitment (such term loan being referred to herein as the "Term Loan"); provided, however, that no such Term Loan shall be made if after giving effect thereto, the Total Outstandings shall exceed the Aggregate Commitment. Principal amounts of the Term Loan which are prepaid or repaid, in whole or in part, may not be reborrowed. The Term Loan may be a Base Rate Loan or LIBOR Loan, as further provided herein.

      (c) Subject to the terms and conditions set forth herein and notwithstanding anything herein to the contrary (including Section 2.01(a) hereof), commencing with the second quarter of the Borrower's fiscal year 2006, the Total Outstandings shall not at any time exceed the lesser of the Aggregate Commitment or the Borrowing Base.

      2.02. Borrowings, Conversions and Continuations of Loans.

      (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower's irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Loans or of any conversion of LIBOR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $150,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing or a Borrowing of a Term Loan, a conversion of Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Upon  satisfaction  of the applicable  conditions set forth in Section
4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Lender shall make all funds available to the Borrower either by (i) crediting the account of the Borrower on the books of the Lender with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrower.

      (c) Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Lender.

      (d) The Lender shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Lender shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Loans.

      2.03. Letters of Credit.

      (a) The Letter of Credit Commitment.

      (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreement of the Lender set forth in this
Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection
(b) below, and (2) to honor drawings under the Letters of Credit; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitment,
(y) the aggregate Outstanding Amount of the Revolving Credit Loans, plus the Outstanding Amount of all L/C Obligations, shall not exceed the Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

      (ii) The L/C Issuer shall not issue any Letter of Credit, if:

      (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Lender has approved such expiry date; or

      (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless Lender has approved such expiry date.

      (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

      (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

      (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

      (C) except as otherwise agreed by the Lender, such Letter of Credit is in an initial face amount less than $25,000 in the case of a standby Letter of Credit; or

      (D) such Letter of Credit is to be denominated in a currency other than Dollars.

      (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

      (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      (vi) The L/C Issuer shall act on behalf of the Lender with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Lender herein with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Lender" included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

      (b)   Procedures   for  Issuance  and  Amendment  of  Letters  of  Credit;
Auto-Extension Letters of Credit.

      (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer may require.

      (ii) Promptly after receipt of any Letter of Credit Application, unless the L/C Issuer has determined or received written notice from any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices.

      (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lender shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

      (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations.

      (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the L/C Issuer shall promptly notify the Lender of the Honor Date and the amount of the unreimbursed drawing (the "Unreimbursed Amount"). In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

      (ii) The Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available for the account of the L/C Issuer in an amount equal to the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice, whereupon, subject to the provisions of Section 2.03(c)(iii), the Lender shall be deemed to have made a Base Rate Loan to the Borrower in such amount.

      (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section
4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

      (iv) The Lender's obligation to make Loans to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that the Lender's obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of a Loan shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

      (d) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

      (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

      (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

      (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

      (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

      (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

      The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (e) Role of L/C Issuer. The Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer or any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (f) Cash Collateral. Upon the request of the Lender, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Lender, for the benefit of the L/C Issuer, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the L/C Issuer (which documents are hereby consented to by the Lender). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the L/C Issuer and the Lender, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Lender or Bank of America.

      (g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit.

      (h) Letter of Credit Fees. The Borrower shall pay to the Lender a Letter of Credit fee (the "Letter of Credit Fee") for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

      (i) Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

      (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      (k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

      2.04. Prepayments.

      (a) Voluntary. The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $150,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to
Section 3.05. Any partial prepayment of the Term Loan shall be applied to the last maturing installments in inverse order or their maturities. Any amount prepaid on account of a Revolving Credit Loan may be reborrowed in accordance with the provisions of Section 2.1 hereof.

      (b) Mandatory.

            (i) If, after March 31, 2006, for any reason, the Total Outstandings at any time exceed the lesser of the Borrowing Base or the Aggregate Commitment then in effect, the Borrower shall immediately prepay Revolving Credit Loans in an aggregate amount equal to such excess, and thereafter if there is still an excess, Cash Collateralize the L/C Obligations, and thereafter if there is still an excess, prepay the then outstanding Term Loan to the extent of such excess.

            (ii) If, at any time for any reason, the aggregate outstanding principal amount of Revolving Credit Loans and L/C Obligations exceeds the lesser of, when applicable, the Revolver Borrowing Base or the Revolving Credit Commitment, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section unless after the prepayment in full of the Revolving Credit Loans, the L/C Obligations exceed the lesser of, when applicable, the Revolver Borrowing Base or the Revolving Credit Commitment then in effect.

            (iii) The Borrower shall prepay outstanding Revolving Credit Loans (and thereafter, Cash Collateralize the L/C Obligations), within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), in an amount equal to the net proceeds of Excess Cash Flow for the fiscal year covered by such financial statements; provided, however, that no such prepayment shall cause a reduction in the Revolving Credit Commitment; and provided, further, that, the total prepayment amount due and owing under this sentence shall be reduced by the amount by which (A) the Outstanding Amount of Revolving Credit Loans as of the most recent January 1 preceding the date the
Section 6.01(a) financial statements have been delivered, exceeds (B) the Outstanding Amount of Revolving Credit Loans as of the date of timely delivery of said financial statements, if such difference is positive and solely to the extent it reflects a net reduction in the Outstanding Amount of Revolving Loans during such period.

            (iv) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary of the Borrower or any other Loan Party in respect of any Prepayment/Reduction Event, then, immediately after such Net Proceeds are received, the Borrower shall prepay the then outstanding Term Loan in an amount equal to such Net Proceeds, and thereafter such Net Proceeds shall reduce the Revolving Credit Commitment.

            (v) Unless otherwise specified herein, each mandatory prepayment of Loans shall be applied first to Term Loan installments in the inverse order of maturity, and second, to Revolving Credit Loans. Each prepayment shall be made together with accrued interest on the amount prepaid and any amounts required to be paid pursuant to Section 3.05. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to LIBOR Loans in direct order of Interest Period maturities. All prepayments shall be subject to Section 3.05. 2.05. Termination or Reduction of Commitments. The Borrower may, upon notice to the Lender, terminate the Revolving Credit
Commitment, or from time to time permanently reduce the Revolving Credit Commitment; provided that (i) any such notice shall be received by the Lender not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitment, or the aggregate outstanding Revolving Credit Loans would exceed the Revolving Credit Commitment. All fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.

      2.06. Repayment of Loans.

      (a) The  Borrower  shall  repay to the  Lenders  on the  Revolving  Credit
Maturity  Date  the  aggregate   principal  amount  of  Revolving  Credit  Loans
outstanding on such date.

      (b) Unless accelerated sooner pursuant hereto, the aggregate principal amount of the Term Loan shall be repaid in twenty (20) consecutive quarterly principal installments, the first nineteen (19) of which shall each be in the amount of TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($225,000) and payable on the first day of each January, April, July and October, commencing July 1, 2005 through and including April 1, 2010, and the final and twentieth (20th) such principal installment shall be payable on the Term Maturity Date and shall be in an amount equal to the entire then remaining outstanding principal balance, together with all accrued and unpaid interest.

      2.07. Interest.

      (a) Subject to the provisions of subsection (b) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

      (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times until paid equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (i) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender, such amount until paid shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) Upon the request of the Lender, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.08. Fees.

      (a) Commitment Fee. The Borrower shall pay to the Lender a commitment fee equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Commitment exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Revolving Credit Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (b) Origination Fee. The Borrower shall pay to the Lender on the Closing Date a $75,000 origination fee, which fee shall be in addition to the $25,000 acceptance fee that Borrower paid to Lender upon acceptance of the term sheet. Such origination fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.09. Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.10. Evidence of Debt. The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a Revolving Credit Note and a Term Note, which shall evidence the Lender's Loans in addition to such accounts or records. The Lender may attach schedules to the Notes and endorse thereon the date, Type (if applicable), amount and maturity of the Loans and payments with respect thereto.

      2.11. Payments Generally.

      (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender, at the Lender's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) Funding Source. Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01. Taxes.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by the Borrower. The Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

      (e) Treatment of Certain Refunds. If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Lender agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

      3.02. Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all LIBOR Loans to Base Rate Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

      3.03. Inability to Determine Rates. If the Lender determines that for any reason in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or (c) LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain LIBOR Loans shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

      3.04. Increased Costs; Reserves on LIBOR Loans.

      (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve,  special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement contemplated by Section 3.04(e));

            (ii) subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender); or

            (iii) impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender, such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement, the Aggregate Commitment of the Lender or the Loans made by the Lender, to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender, such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

      3.05. Compensation for Losses. Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

      (c) any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to
Section 10.13.

In furtherance of the foregoing, the Borrower shall pay to the Lender a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Lender upon the payment of a LIBOR Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by the Borrower of a Loan to bear interest based on LIBOR. If by reason of an Event of Default, the Lender elects to declare the Loans and/or the Notes to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrower has exercised such right of prepayment including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

      3.06.  Mitigation  Obligations.  If the Lender requests compensation under
Section 3.04, or the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to
Section 3.01, or if the Lender gives a notice pursuant to Section 3.02, then the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

      3.07. Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitment and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO Credit Extensions

      4.01. Conditions of Initial Loans. The obligation of the Lender and the L/C Issuer to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) The Lender's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:

            (i) executed counterparts of this Agreement, the Guaranty(ies), the Security Agreement(s) and the other Security Documents, sufficient in number for distribution to the Lender and the Borrower;

            (ii) a Revolving Credit Note and a Term Note executed by the Borrower in favor of the Lender;

            (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

            (iv) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and its Subsidiaries is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (v) a favorable opinion of Kane Kessler, P.C., counsel to the Loan Parties, addressed to the Lender, in substantially the form attached hereto in Exhibit G;

            (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

            (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a), (b) and
      (d) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

            (viii) a duly completed Pro-Forma Compliance Certificate as of December 31, 2004 and giving effect to the consummation of the transactions contemplated by the Transaction Documents, signed by a Responsible Officer of the Borrower;

            (ix) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

            (x) evidence that each Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under each Existing Credit Agreement have been or concurrently with the Closing Date are being released;

            (xi) promptly, and in no event later than 90 days following the Closing Date, executed counterparts of a landlord waiver agreement satisfactory in form and substance to the Lender, covering the New York headquarters location of the Borrower, which are the leased premises where its principal books and records, customer lists and principal library is located;

            (xii) copies of, or certificates of the issuing companies with respect to, policies of insurance owned by each Loan Party covering or in any manner relating to the Collateral together with endorsements thereto that comply with the terms of the Security Agreement(s) on an "Accord 27" form and are otherwise in form and substance satisfactory to the Lender, naming the Lender as additional insured and loss payee as its interests may appear;

            (xiii) the results of searches of the Uniform Commercial Code and other Lien filings with respect to each Loan Party in the State of New York and each other state in which a Loan Party conducts business and such searches shall disclose no Liens on any asset encumbered, except for Liens permitted under Section 7.01 or Liens terminated on or prior to the Closing Date;

            (xiv) the legal structure and capitalization of the Borrower and its Subsidiaries shall be reasonably satisfactory to the Lender;

            (xv) the Lender shall be reasonably satisfied (i) that there shall be no litigation or administrative proceeding, or regulatory development, that would reasonably be expected to have a Material Adverse Effect and
      (ii) with the current status of, and the terms of any settlement or other resolution of, any litigation or other proceedings brought against the Borrower or any Subsidiary by or on behalf of its customers or competitors or by any Governmental Authority relating to its business;

            (xvi) a certificate of a Responsible Officer of the Borrower, dated the date of this Agreement, in all respects satisfactory to the Lender certifying that after giving effect to the (i) consummation of the ARC Acquisition and the Signia Acquisition and the release or termination of all Liens (other than those of the Bank), if any, on the ARC Assets and Signia Assets, and (ii) the first Borrowings to be made, to the best knowledge of such Responsible Officer, the Borrower and each of its Subsidiaries is Solvent.

            (xvii) a certificate of a Responsible Officer of the Borrower, dated the date of this Agreement, in all respects satisfactory to the Lender (i) attaching a true and complete copy of each of the fully executed Signia and ARC Acquisition Documents, and (ii) certifying that (A) each such Acquisition is in full force and effect, (B) has been consummated in accordance with its respective Acquisition Documents, and (C) no material adverse change in the business, assets, liabilities, financial condition or results of operations of the Signia Business or the ARC Business has occurred.

            (xviii) to the extent not already delivered in connection with the foregoing certificates, a fully executed copy of each of the Material Agreements, in each case certified to be a true and complete copy thereof by a Responsible Officer of the Borrower, each of which shall be in form and substance satisfactory to the Lender.

            (xix) a Borrowing Base Certificate for the period ending February 28, 2005 (which shall include pro forma calculation of the Eligible Accounts Receivable of ARC and Signia), as set forth in Section 6.02 hereof.

            (xx) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

      (b) All fees and expenses incurred by the Lender in connection with the field examination conducted by Lender or its designee prior to the Closing Date, and any other fees required to be paid on or before the Closing Date, shall have been paid.

      (c) Unless waived by the Lender, the Borrower shall have paid all fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

      4.02. Conditions to all Credit Extensions. The obligation of the Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of LIBOR Loans) is subject to the following conditions precedent:

      (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct (except where already qualified with a materiality modifier) in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

      (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

      (c) The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      (d) Compliance with Borrowing Base and Revolver Borrowing Base. After taking into account such Credit Extension, Total Outstandings shall not exceed the Borrowing Base or the Revolver Borrowing Base, as applicable.

      Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of LIBOR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

      5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02. Authorization; No Contravention.

      (a) The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party is in compliance with the foregoing representation regarding all Contractual Obligations referred to in clause (b)(i) of this paragraph, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (b) The execution, delivery and performance by each Loan Party of each Acquisition Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party is in compliance with the foregoing representation regarding all Contractual Obligations referred to in clause (b)(i) of this paragraph and the foregoing representation regarding all Laws referred to in clause (c) of this paragraph, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.03. Governmental Authorization; Other Consents.

      (a) Other than the filing of any UCC financing statements by the Lender to perfect its Lien in the Collateral, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any
Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

      (b) Except as provided in the Acquisition Documents, each of which has been duly and validly obtained on or prior to the Closing Date and is now in full force and effect, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Acquisition Documents or is required as a condition to the validity or enforceability thereof, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.04. Binding Effect. This Agreement has been, and each other Transaction Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Transaction Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

      5.05. Financial Statements; No Material Adverse Effect.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent disclosure of same (including disclosure in the notes to the financial statements) would be required to be disclosed under GAAP.

      (b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      (c) The consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at December 31, 2004 (including giving pro forma effect to ARC and Signia), and the related consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the twelve (12) months then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to the Lender, fairly present in all material respects the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, all prepared using applicable accounting principles of GAAP.

      (d) Commencing with the first ones required thereunder, the consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of delivery of such forecasts.

      5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, or (c) seek to prevent or delay the consummation of the Signia Acquisition or the ARC Acquisition.

      5.07. No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08. Ownership of Property; Liens. Subject to Liens permitted by Section 7.01, each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      5.09. Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10. Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

      5.11. Taxes. Except as specifically disclosed in Schedule 5.11, the Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

      5.12. ERISA Compliance.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has  occurred or is  reasonably  expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.13. Subsidiaries; Equity Interests. The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding capital stock in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Liens permitted under Section 7.01 hereof. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding capital stock in the Borrower has been validly issued, are fully paid and nonassessable.

      5.14. Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15. Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      5.16. Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.17. Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person that may give rise to a claim against the Borrower or any Subsidiary that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.18. Condition of Assets. All of the assets and properties of the Borrower and its Subsidiaries, that are reasonably necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

      5.19. ARC Acquisition. The Borrower has heretofore delivered to the Lender true, correct and complete copies of the ARC Acquisition Documents. The Borrower has, on or before the Closing Date, consummated in all material respects the ARC Acquisition pursuant to the ARC Acquisition Documents, and the ARC Acquisition Documents set forth the entire agreement among the parties thereto with respect to the subject matter thereof. No party to the ARC Acquisition Documents has waived the fulfillment of any material condition precedent set forth therein to the consummation of the ARC Acquisition, no party has failed to perform any of its obligations thereunder or under any instrument or document executed and delivered in connection therewith, and nothing has come to the attention of the Borrower that would cause it to believe that any of the representations or warranties of ARC contained in the ARC Acquisition Documents were false or misleading in any material respect when made or when reaffirmed on the Closing Date. Neither the execution and delivery of the ARC Acquisition Documents, nor the performance of the Borrower's obligations thereunder, will violate any provision of law or will conflict with or result in a breach of, or create (with or without the giving of notice or lapse of time, or both) a default under, any agreement to which the Borrower is a party or by which it is bound or any of its properties is affected, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Borrower has acquired by virtue of the consummation of the ARC Acquisition and has valid, legal and marketable title to all of the issued and outstanding capital stock of ARC, free and clear of any Lien other than Liens permitted by Section 7.01 hereof. In addition to the other Earnout Obligations set forth therein, the Earnout Obligations in respect of the ARC Acquisition are listed on Schedule 5.19 hereto.

      5.20. Signia Acquisition. The Borrower has heretofore delivered to the Lender true, correct and complete copies of the Signia Acquisition Documents. The Borrower has, on or before the Closing Date, consummated in all material respects the Signia Acquisition pursuant to the Signia Acquisition Documents, and the Signia Acquisition Documents set forth the entire agreement among the parties thereto with respect to the subject matter thereof. No party to the Signia Acquisition Documents has waived the fulfillment of any material condition precedent set forth therein to the consummation of the Signia Acquisition, no party has failed to perform any of its obligations thereunder or under any instrument or document executed and delivered in connection therewith, and nothing has come to the attention of the Borrower that would cause it to believe that any of the representations or warranties of Signia contained in the Signia Acquisition Documents were false or misleading in any material respect when made or when reaffirmed on the Closing Date. Neither the execution and delivery of the Signia Acquisition Documents, nor the performance of the Borrower's obligations thereunder, will violate any provision of law or will conflict with or result in a breach of, or create (with or without the giving of notice or lapse of time, or both) a default under, any agreement to which the Borrower is a party or by which it is bound or any of its properties is affected, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Borrower has acquired by virtue of the consummation of the Signia Acquisition and has valid, legal and marketable title to all of the issued and outstanding capital stock of Signia, free and clear of any Lien other than Liens permitted by
Section 7.01 hereof. In addition to the other Earnout Obligations set forth therein, the Earnout Obligations in respect of the Signia Acquisition are listed on Schedule 5.19 hereto.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

      6.01. Financial Statements. Deliver to the Lender, in form and detail satisfactory to the Lender:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended 2005), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries;

      (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2005), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and

      (c) as soon as available, but in any event no later than 30 days after the end of each fiscal year of the Borrower (commencing with the end of Borrower's 2005 fiscal year, for its fiscal year 2006), forecasts prepared by management of the Borrower, in form satisfactory to the Lender, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Term Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

      6.02. Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender:

      (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter] ended June 30, 2005), a duly completed
Compliance Certificate signed by a Responsible Officer of the Borrower evidencing a computation of compliance with the provisions of Section 7.11 hereof and stating that in each case except as disclosed in such certificate, the person making such certificate has no knowledge of any Default or Event of Default;

      (c) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

      (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto;

      (e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

      (f) an accounts receivable agings and sales report accompanied by a Borrowing Base Certificate indicating a computation of the Borrowing Base and Revolver Borrowing Base covering the period ending the last day of the immediately preceding month, (A) monthly (not later than 15 days after the last day of each month), and (B) on the date a Loan is requested, covering the period commencing with the first day of the month such Loan is requested through the date thereof; and

      (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

      Documents  required to be delivered  pursuant to Section 6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided that: (i) the Borrower shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender and (ii) the Borrower shall notify the Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Lender. Except for such Compliance Certificates, the Lender shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and the Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      6.03. Notices. Promptly notify the Lender:

      (a) of the occurrence of any Default;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

      (c) of the occurrence of any ERISA Event;

      (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

      (e) of any Internal Control Event.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than during the period in which such Lien is permitted under Section 7.01 hereof); and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

      6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Lender of termination, lapse or cancellation of such insurance.

      6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      6.09. Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and
(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

      6.10. Inspection Rights. Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      6.11. Use of Proceeds. Use the proceeds of the Borrowings to finance the Acquisitions and for general corporate purposes not in contravention of any Law or of any Loan Document.

      6.12. Additional Subsidiaries. Notify the Lender at the time that any Person meeting the definition of Material Subsidiary becomes a Subsidiary of the Borrower, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to the Lender a counterpart of the Guaranty or such other document as the Lender shall deem appropriate for such purpose, (b) grant to the Lender a first priority perfected Lien on its assets by executing and delivering a Security Agreement or such supplements to the Security Documents as the Lender shall deem appropriate for such purpose; and (c) deliver to the Lender documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses
(a) and (b)), all in form, content and scope reasonably satisfactory to the Lender.

      6.13. Maintain Principal Operating Account. Use commercially reasonable efforts to transfer as soon as practicable its principal operating accounts to Fleet and/or Bank of America.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a) Liens pursuant to any Loan Document;

      (b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed in any material respect, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto which is a Loan Party is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by
Section 7.03(b);

      (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (d) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

      (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

      (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed 75% of the cost or 100% of the fair market value, whichever is lower, of the property being acquired on the date of acquisition;

      (j) statutory restrictions on transfer created pursuant to Securities Laws of general application; and

      (k) incidental Liens in an aggregate amount not exceeding $100,000.

      7.02. Investments. Make any Investments, except:

      (a) Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

      (b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

      (c) Investments of the Borrower in any Material Subsidiary and Investments of any Material Subsidiary in the Borrower or in another Material Subsidiary;

      (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (e) Guarantees permitted by Section 7.03;

      (f) Investments existing on the Closing Date and listed on Schedule 7.02;

      (g) Investments permitted by Sections 7.04 or 7.09; and

      (h) other Investments not exceeding $250,000 in the aggregate in any fiscal year of the Borrower.

      7.03.  Indebtedness.   Create,  incur,  assume  or  suffer  to  exist  any
Indebtedness, except:

      (a) Indebtedness under the Loan Documents;

      (b)  Indebtedness  outstanding  on the Closing Date and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

      (c) Guarantees of the Borrower or any Material Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Material Subsidiary;

      (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

      (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $500,000;

      (f) the Earnout Obligations;

      (g) the Petra Series A Preferred Stock Dividends;

      (h) the Petra Series A Preferred Stock Redemption;

      (i) the Guideline Redemption; and

      (j) unsecured Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding.

      7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person or enter into any Acquisition, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

      (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Material Subsidiaries of the Borrower; provided that (in the case of clauses (i) and (ii) the Lender shall have received no less than ten days' prior written notice thereof;

      (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Material Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor; and

      (c) the actions described on Schedule 7.04.

      7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

      (b) Dispositions of inventory in the ordinary course of business;

      (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

      (d) Dispositions of property by any Subsidiary to the Borrower or to a Material Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

      (e) subject to any conditions thereto set forth herein or in any other Loan Document, Dispositions permitted by Section 7.04;

      (f) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

      (g)  Disposition  of  Investment  in Find.com  or sale of assets  therein;
provided, that, (A) the Net Proceeds thereof shall be applied immediately to prepay the Outstanding Amount of any Revolving Credit Loans (and if none are outstanding, to Cash Collateralize any L/C Obligations), and (B) such Disposition shall be fully consummated no later than December 31, 2005; and

      (h) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and
(ii) the aggregate book value of all property Disposed of in reliance on this clause (h) in any fiscal year shall not exceed $150,000;

provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.

      7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

      (a) each Subsidiary may make Restricted Payments to the Borrower;

      (b) the Borrower and each Material Subsidiary may declare and make dividend payments or other distributions payable in the common stock or other common Equity Interests of such Person;

      (c) the Borrower and each Material Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

      (d) The Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash Equity Interests issued by it solely out of 50% of net income of the Borrower and its Subsidiaries arising after December 31, 2005 and computed on a cumulative consolidated basis with other such transactions by the Borrower since that date;

      (e) the Earnout Obligations may be paid;

      (f) the Petra Series A Preferred Stock Dividends may be paid;

      (g) the Petra Series A Preferred Stock Redemption may occur; and

      (h) the Guideline Redemption may occur.

      7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

      7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

      7.09. Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

      7.10. Use of Proceeds. Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.11. Financial Covenants. The following financial covenants shall be calculated on a consolidated basis and shall include in each case the pro forma unadjusted pre-acquisition results of Signia and ARC. Except where otherwise indicated, such financial covenants shall be measured quarterly on a trailing four quarter basis.

      (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $20,250,000, and (ii) an amount equal to 50% of the cumulative positive Consolidated Net Income of the Borrower and its Subsidiaries earned in each full fiscal quarter ending after March 31, 2005 (with no deduction for a net loss in any such fiscal quarter).

      (b) Consolidated EBITDA. Permit the Consolidated EBITDA as of the end of three fiscal quarters of the Borrower listed below to be less than the amount set forth below opposite such fiscal quarter:

                                                            Minimum
                                                         Consolidated
                    Four Fiscal Quarter Ending              EBITDA
            ------------------------------------------------------------
            March 31, 2005                                  $600,000
            June 30, 2005                                 $1,000,000
            September 30, 2005                            $1,100,000

            (For subsequent quarters, this covenant shall no longer be applicable, and the covenant listed in
            Section 7.11(c) shall apply.)

      (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter of the Borrower ending December 31, 2005, to be less than 1.25 to 1.00, as determined on a Rolling Four Quarter Basis.

      (d) Consolidated Funded Debt to Consolidated EBITDA Ratio. Permit as of the end of each fiscal quarter of the Borrower a ratio of Consolidated Funded Debt as at such date to Consolidated EBITDA for the most recently completed four fiscal quarters of the Borrower to exceed the ratio set forth below:

--------------------------------------------------------------------------------
Four Fiscal Quarters ending on:                            Ratio
--------------------------------------------------------------------------------
Closing Date through December 31, 2005                     2.0 to 1.00
--------------------------------------------------------------------------------
March 31, 2006 & thereafter                                1.75 to 1.00
--------------------------------------------------------------------------------

      (e) Minimum Profitability. Commencing with the quarter ending March 31, 2005, for the Borrower and its Subsidiaries on a consolidated basis, permit there to be a net loss in any fiscal quarter.

      7.12. Sale of Receivables; Sale - Leasebacks. Except as otherwise permitted hereunder, sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower or any Subsidiary, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

      7.13. Amendments, Etc. of Certain Agreements. Enter into or agree to any amendment, modification or waiver of any term or condition of its Organization Documents or any of the Material Agreements in any way which could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries so to do.

      7.14. Accounting Changes. Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP in effect from time to time.

      7.15. Swap Contracts. Enter into any Swap Contract other than a Swap Contract to which a Lender or its Affiliate is a party.

      7.16. Formation of Subsidiaries. Form or acquire any Subsidiary except in compliance with the provisions of Section 6.12.

      7.17. Prepayments of Indebtedness. Prepay or obligate itself to prepay, in whole or in part, any Indebtedness (other than the Indebtedness under the Loan Documents), or permit any of its Subsidiaries so to do.

      7.18. Nature of Business; Name Changes. Materially alter the nature of its business or alter or modify its name, state of organization, structure or status, or change its fiscal year from that in effect on the Closing Date, or permit any of its Subsidiaries so to do without the prior written consent of the Lender.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

      8.01. Events of Default. Any of the following shall constitute an Event of
Default:

      (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10,
6.11 or 6.12 or Article II or Article VII, and, solely as to the covenants contained in Sections 7.05, 7.08 or 7.09 and such failure with respect to any of those three covenants continues for three (3) Business Days; or

      (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in this Agreement or, except as provided in subsection (j) below, any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

      (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

      (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

      (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (j) Invalidity of Loan Documents; Other Loan Document Events of Default. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or any "Event of Default" shall have occurred under, and as such term is defined in, any Loan Document; or

      (k) Change of Control. There occurs any Change of Control of the Borrower; or

      (l) Operating Licenses. Any license, franchise, permit, right, approval or agreement of the Borrower, any of its Subsidiaries or any other Loan Party, is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof would have a Material Adverse Effect; or

      (m) Liens. Any of the Liens created and granted pursuant to the Security Documents shall fail to be valid, first, perfected Liens subject to no prior or equal Lien except as permitted by Section 7.01 of this Agreement; or

      (n) Change in Management. Any two of the following four individuals, at any point in time, no longer continues in his present or a substantially similar capacity (as that appearing alongside his name below) as an officer or director, as the case may be, of the Borrower and who, in the case of the officers, is actively involved on a full-time basis in the management of the Borrower:

                  David Walke - chief executive officer
                  Peter Stone - chief financial officer
                  Marc Litvinoff - chief operating officer
                  Martin Franklin - a member of the Board of Directors

;provided, however, that the foregoing shall not constitute an Event of Default if the Borrower replaces such two exiting officers (or director, as the case may be) within ten (10) days of the departure of the latter of the two exiting officers (or director, as the case may be) with successors who are satisfactory to the Lender in its sole and absolute discretion; or

      (o) Petra Series A Preferred Stock Redemption. If at any time the Lender determines, in its sole discretion that, if and when any Petra Series A Preferred Stock Redemption is or would be requested or exercised, any Default or Event of Default exists or is likely to arise or exist as a result thereof, or that the Borrower would likely fall out of compliance with any covenant hereunder or under any other Loan Document, either before or after giving effect to such redemption, then, notwithstanding anything to the contrary contained herein, the Lender shall have the right to declare an immediate Event of Default hereunder and exercise any and all remedies in respect thereof without waiting for any actual request or exercise of such redemption right or notice thereof; or

      (p) Material Adverse Change The Lender shall have determined in its sole discretion that one or more conditions exist or events have occurred which have resulted or may result in a Material Adverse Change.

      8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

      (a) declare the Aggregate Commitment of the Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitment and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

      (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise all rights and remedies available to it under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or any Subsidiary under the Bankruptcy Code of the United States, the obligation of the Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

      8.03. Application of Funds. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;


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

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lender (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III);

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings;

      Fifth, to the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

      Sixth, to the Lender to cash collateralize or pay that portion of the Obligations represented by a Swap Contract; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                  ARTICLE IX.
                               COLLATERAL SECURITY

      9.01. Collateral Security. In addition to any and all possessory collateral securing the Obligations, payment of the Obligations is also secured by security interests as set forth in the Security Documents executed or to be executed and delivered by the Loan Parties to the Lender.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      10.02. Notices; Effectiveness; Electronic Communication.

      (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:


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

The Borrower:               FIND/SVP, Inc.
                            652 Avenue of the Americas, 2d Floor
                            New York, New York 10011
                            Att:  David Walke, CEO
                                  Peter Stone, CFO
                            Fax Number: 212-255-7632

with a copy to:             Kane Kessler, P.C.
                            1350 Avenue of the Americas, 26th floor
                            New York, New York  10019
                            Attn: Robert L. Lawrence, Esq.
                                  Mitchell D. Hollander, Esq.
                            Fax Number: 212-245-3009

The Bank:                   Fleet National Bank, a Bank of America company
                            1185 Avenue of the Americas
                            New York, New York 10036
                            Att:  Theodore W. Janeczko
                            Fax Number: 212-819-6116

with a copy to:             Herrick, Feinstein LLP
                            2 Park Avenue
                            New York, New York 10016
                            Att:  Sol W. Bernstein, Esq.
                            Fax Number: 212-592-1500

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

      (b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.


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

      (c) Change of Address, Etc. Each of the Borrower and the Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

      (d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

      10.03. No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04. Expenses; Indemnity; Damage Waiver.

      (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any outside counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.


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

      (b) Indemnification by the Borrower. The Borrower shall indemnify the Lender (and any sub-agent thereof) and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Lender and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefore in writing.

      (e) Survival. The agreements in this Section shall survive the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.

      10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.


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

      10.06. Successors and Assigns.

      (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided herein and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. The term "Bank" as used herein shall be deemed to include the Lender and its successors, endorsees and assigns.

      (b) Assignment by Lender. The Lender shall have the right at any time or from time to time, and without Borrower's or any Guarantor's consent, to assign all (as to all, subject to the Borrower's prior consent which shall not be unreasonably withheld or delayed) or any portion of its rights and obligations hereunder to one or more lenders or other financial institutions (each, an "Assignee"), and the Borrower and each Guarantor agree that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

      (c) Participations. The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of the Lender's rights and/or obligations under this Agreement (including all or a portion of its Aggregate Commitment and/or the Loans owing to it); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement.


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

      (d) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement
(including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

      (e) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      10.07. Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender, any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

      For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


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

      10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Lender , irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its respective Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.10.  Counterparts;  Integration;  Effectiveness.  This Agreement may be
executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.


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

      10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.13. Governing Law; Jurisdiction; Etc.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      (b) SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER, THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

      (c) WAIVER OF VENUE. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.


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

      (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      10.14. Waiver of Jury Trial. BY AGREEING TO BINDING ARBITRATION AS PROVIDED IN SECTION 10.17, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      10.15. USA PATRIOT Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

      10.16. Time of the Essence. Time is of the essence of the Loan Documents.

      10.17. Arbitration

      (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement; (collectively a "Claim").

      (b) At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

      (c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.


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

      (d) The arbitration shall be administered by JAMS and conducted in the State of New York. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

      (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

      (f) This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or
(iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

      (g) The filing of a court action is not intended to constitute a waiver of the right of the Borrower or the Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

      10.18. Late Fee. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5%) of the required payment.

      10.19. Lost Note. Upon receipt of the affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of any of the Notes or any other Security Document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Security Document, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             FIND/SVP, INC.


                             By: /s/ Peter Stone
                                 ---------------------------------------
                             Name: Peter Stone
                                   -------------------------------------

                             Title: Chief Financial Officer, Senior Vice
                                    President, Secretary and Treasurer
                                    ------------------------------------

                             FLEET NATIONAL BANK, A BANK OF AMERICA COMPANY, as Lender


                             By: /s/ Theodore Janeczko
                                 -------------------------------------------
                             Name: Theodore Janeczko
                                   -----------------------------------------
                             Title: Vice President
                                    ----------------------------------------